Exhibit 23.2

March 22, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We consent to the incorporation by reference in this Form S-8 registration statement of the audited financial statements of American Lithium Minerals, Inc. for the year ended September 30, 2009 and our report dated December 16, 2009, included in its Form 10-K. We consent to all references to our firm included in or made a part of this registration statement.

Sincerely,

/s/ De Joya Griffith & Company, LLC
De Joya Griffith & Company, LLC